EXHIBIT 2.01

AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE

BY AND BETWEEN

BANK OF THE CAROLINAS

AND

BANK OF THE CAROLINAS CORPORATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE (the “Agreement”) is entered into as of the 1st day of June, 2006, by and between BANK OF THE CAROLINAS (the “Bank”) and BANK OF THE CAROLINAS CORPORATION (the “Corporation”).

WHEREAS, the Bank is a North Carolina banking corporation with its principal office and place of business located in Mocksville, North Carolina, and which is authorized by its Articles of Incorporation to issue 15,000,000 shares of common stock, each of $5.00 par value (“Bank Stock”), of which there are 3,825,192 shares issued and outstanding; and;,

WHEREAS, the Corporation is a North Carolina business corporation with its principal office and place of business located in Mocksville, North Carolina, which is authorized by its Articles of Incorporation to issue 15,000,000 shares of common stock, each of $5.00 par value (“Corporation Stock”), of which there are 100 shares issued and outstanding, and which has been organized by the Bank at the direction of its Board of Directors for the purpose of acquiring all of the outstanding shares of the Bank’s common stock and thereby becoming the Bank’s parent bank holding company; and,

WHEREAS, it is proposed that the Corporation become the Bank’s parent bank holding company through a statutory share exchange in which, subject to approval by the Bank’s shareholders and required regulatory approvals, the outstanding shares of the Bank’s common stock would be converted into and exchanged for newly issued shares of Corporation Stock and the Bank would become the wholly-owned subsidiary of the Corporation (the “Share Exchange”); and,

WHEREAS, such share exchange is proposed to be effected as provided in, and in accordance with the terms of, this Agreement, including the plan of share exchange attached as Appendix A hereto and incorporated herein by reference (the “Plan of Share Exchange”); and,

WHEREAS, the Bank’s Board of Directors and shareholders have approved this Agreement, the Plan of Share Exchange, and the transactions described therein, including, among other things, an exchange of the outstanding shares of Bank Stock for newly issued shares of Corporation Stock, all in the manner and upon the terms and conditions hereinafter set forth; and,

WHEREAS, the Corporation’s Board of Directors has approved this Agreement, the Plan of Share Exchange, and the transactions described therein, including the issuance of shares of Corporation Stock to the Bank’s shareholders in exchange for their outstanding shares of Bank Stock, all as hereinafter set forth.

NOW, THEREFORE, the Bank and the Corporation, for and in consideration of the premises and their mutual promises, and subject to the terms and conditions hereinafter contained, hereby adopt and make this Agreement and mutually agree as follows:

ARTICLE I. THE SHARE EXCHANGE

1.1 Nature and Effect of Share Exchange; Plan of Share Exchange.

(a) Subject to the provisions of this Agreement, and in the manner provided in the Plan of Share Exchange, at the “Effective Time” (as defined in Paragraph 1.5 below) each then outstanding share of Bank Stock will be exchanged for one newly issued share of Corporation Stock as more particularly described in Paragraph 1.2 below and with the effect provided for under N.C. Gen. Stat. §§ 55-11-03 and 55-11-06.

(b) The shares of Corporation Stock which are outstanding immediately prior to the Effective Time will not be exchanged or altered in any manner as a result of the Share Exchange, but, at the Effective Time, such outstanding shares shall be repurchased by the Corporation from the holder thereof as described in Paragraph 1.3 below.

(c) Following consummation of the Share Exchange, the Bank shall be and operate as the wholly-owned banking subsidiary of the Corporation and will continue to conduct the business of a North Carolina banking corporation under the name “Bank of the Carolinas” at its main office and then legally established branch offices.

1.2 Conversion and Exchange of Stock.

(a) Conversion of Bank Stock. Except as otherwise provided in this Agreement, at the Effective Time all rights of the Bank’s shareholders with respect to all outstanding shares of Bank Stock shall cease to exist, and, as consideration for and to effectuate the Share Exchange, each such outstanding share shall be converted, without any action on the part of the Bank, the Corporation, or the holder thereof, into and exchanged for one newly issued share of Corporation Stock.

At the Effective Time, and without any action by the Bank or the Corporation, the Bank’s stock transfer books shall be closed and there shall be no further transfers of Bank Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Bank Stock (a “Bank Certificate”) by any holder thereof, and the holders of Bank Certificates shall cease to be, and shall have no further rights as, shareholders of the Bank other than as provided in this Agreement. Following the Effective Time, Bank Certificates shall evidence only the right of the registered holders thereof to receive certificates for the numbers of whole shares of Corporation Stock (“Corporation Certificates”) to which they shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or, in the case of Bank Stock held by shareholders who properly shall have exercised Dissenters’ Rights, cash as provided in Paragraph 1.2(e) below.

(b) Surrender and Exchange of Certificates.

(i) Prior to the Effective Time, the Bank and the Corporation shall designate the transfer agent for the Corporation Stock to act as agent for the holders of the Bank Stock in connection with the Share Exchange (the “Exchange Agent”). At the Effective Time, the Corporation shall instruct the Exchange Agent to issue an aggregate number of shares of Corporation Stock equal to the number of shares into which the outstanding shares of Bank Stock shall have been converted and exchanged as provided above, and the Bank shall issue and deliver to the Corporation one certificate representing the aggregate number of shares of Bank Stock as were outstanding immediately prior to the Effective Time and which shall have been converted into and exchanged for shares of Corporation Stock.

(ii) As promptly as practicable after the Effective Time, the Bank and the Corporation shall cause to be mailed to each of the Bank’s record holders, as of the Effective Time, whose shares of Bank Stock were converted into and exchanged for Corporation Stock pursuant to Paragraph 1.2(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Bank Certificate shall pass, only upon proper delivery of the Bank Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Bank and the Corporation may reasonably specify) and instructions for effecting the surrender of Bank Certificates in exchange for Corporation Certificates. Upon surrender of a Bank Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of the Bank Certificate shall receive promptly in exchange therefor a Corporation Certificate evidencing the number of shares of Corporation Stock into and for which his or her Bank Stock has been converted and exchanged, and the Bank Certificate shall forthwith be canceled.

Subject to subparagraph 1.2(f) below, no certificate for any shares of Corporation Stock shall be delivered to any shareholder of the Bank unless and until the shareholder shall have surrendered to the Exchange Agent the Bank Certificate(s) formerly representing his or her shares of Bank Stock. Further, until such Bank Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Corporation Stock as of any date subsequent to the Effective Time shall be required to be delivered to the holder of such Bank Certificate(s); provided, that, upon surrender of such Bank Certificate(s), the holder hereof shall be entitled to receive the amount of any such dividends or distributions which have accrued but remain unpaid with respect to the shares of Corporation Stock represented by such Bank Certificate(s).

(c) Antidilutive Adjustments. If, prior to the Effective Time, the Bank or the Corporation shall declare any dividend payable in shares of its respective common stock or shall subdivide, split, reclassify or combine the presently outstanding shares of its common stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Corporation Stock into and for which each share of Bank Stock will be converted and exchanged at the Effective Time.

(d) Treatment of Fractional Shares. In the event that the Share Exchange results in fractional shares of Corporation Stock, no scrip or certificates representing those fractional shares will be issued and no right to vote or to receive any dividend or other distribution shall attach to any fraction of a share. In lieu of issuing fractional shares, the Exchange Agent shall aggregate those fractional shares and sell the resulting aggregate number of whole shares at public auction or by private sale (including a sale to the Corporation itself), or through a dealer or by any other reasonable method, at its election, for the best available price, and remit the net proceeds of such sale(s) to the Bank’s shareholders in accordance with their respective interests therein.

(e) Dissenters. In the event that dissenters’ rights provided for by Article 13 of Chapter 55 of the North Carolina General Statutes shall be applicable to the Share Exchange, then any shareholder of the Bank who perfects such rights shall be entitled to receive payment of the fair value of his or her shares of Bank Stock in the manner and pursuant to the procedures provided therein. Any shares of Corporation Stock authorized to be issued but not exchanged for shares of Bank Stock because of the dissent or objection of a shareholder of the Bank and the receipt by him or her of cash in lieu of shares, may be sold by the Transfer Agent at public auction or by private sale (including a sale to the Corporation), or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by the Corporation.

(f) Lost Certificates. Shareholders of the Bank whose Bank Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive certificates representing the shares of Corporation Stock to which they are entitled in accordance and upon compliance with conditions imposed by the Bank and the Corporation pursuant to North Carolina law, including the requirement that such shareholders provide an affidavit with respect to the loss, destruction or theft of their Bank Certificates, and an indemnification agreement and surety bond in such sum as the Bank and the Corporation may direct (or other indemnification satisfactory to the Bank and the Corporation) against any claim made against them with respect to shares of Bank Stock represented by the Bank Certificate claimed to have been lost, stolen or destroyed.

(g) Stock Options. At the Effective Time, each then current outstanding option to purchase shares of Bank Stock (“Stock Options”), including without limitation all outstanding Stock Options granted pursuant to the Bank’s Employee Stock Option Plan and Director Stock Option Plan, each as amended, as well as all other outstanding Stock Options assumed by the Bank in connection with its acquisition of BOC Financial Corp, shall be converted, without any action on the part of the Bank, the Corporation, or the holder thereof, into an option to purchase the same number of shares of Corporation Stock on the same terms and conditions as then are in effect with respect to those outstanding Stock Options under the written agreements pertaining thereto and the written plans under which such Stock Options were issued.

1.3. Repurchase of Currently Outstanding Corporation Stock. At the Effective Time, the currently outstanding shares of Corporation Stock shall be repurchased by the Corporation from the holder thereof at a price equal to the price originally paid therefor and such shares shall be cancelled.

1.4. Articles, Bylaws, and Management. The Articles of Incorporation and Bylaws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Bank as the wholly-owned subsidiary of the Corporation, and the officers and directors of the Bank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The Articles of Incorporation and Bylaws of the Corporation in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Corporation as the parent company of the Bank, and the officers and directors of the Corporation in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.5. Closing and Effective Time. The consummation and closing of the Share Exchange (the “Closing”) shall take place at the offices of the Bank in Mocksville, North Carolina, or at such other place as the Bank and the Corporation shall designate, on a date mutually agreeable to them (the “Closing Date”) after the expiration of any and all required waiting periods following the effective date of required approvals of the Share Exchange by governmental or regulatory authorities. At the Closing, the Bank and the Corporation shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Share Exchange under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Share Exchange and cause it to become effective. The Share Exchange shall become effective on the date and at the time (the “Effective Time”) so specified in Articles of Share Exchange which shall include the Plan of Share Exchange and which shall be duly executed by the Corporation as the acquiring entity and shall be presented to and filed by the North Carolina Secretary of State in accordance with North Carolina law.

ARTICLE II. ADDITIONAL AGREEMENTS

2.1. Approval of Shareholders. This Agreement and the Plan of Share Exchange shall be submitted for approval, ratification, and confirmation by the shareholders of the Bank at a meeting of shareholders to be duly called and held in accordance with the Bank’s Bylaws and all applicable provisions of law. The Bank will prepare and mail to its shareholders in accordance with law a proxy statement (the “Proxy Statement”) for purposes of the solicitation of appointments of proxy for use at the meeting. The Proxy Statement will indicate that the Board of Directors of the Bank considers the Share Exchange to be advisable and to the advantage of the Bank and its shareholders and, accordingly, that it recommends ratification and approval of this Agreement and the Plan of Share Exchange, and the transactions contemplated hereby.

2.2. Regulatory Approvals. The Bank and the Corporation each shall prepare, submit, and file, or cause to be prepared, submitted, and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to or in connection with the Share Exchange. Each such party shall cooperate with the other in the preparation of all of the foregoing applications and shall promptly furnish upon request all documents, information, financial statements, or other material that may be required to complete such applications. Should the appearance of any of the officers, directors, employees, or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

2.3. “Blue Sky” Approvals. The Corporation shall take all such actions under applicable state securities laws as reasonably shall be necessary to cause the Corporation Stock to be issued upon consummation of the Share Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt), to cause all conditions to any exemptions from qualification or registration under applicable state securities laws to have been satisfied, and to obtain any and all required approvals or consents to the issuance thereof.

2.4. Nasdaq Listing. The Corporation shall take all such actions as reasonably shall be necessary to cause the Corporation Stock to be issued upon consummation of the Share Exchange, at the time of the issuance thereof, to be listed on The Nasdaq SmallCap Market.

2.5. Adoption of Stock Option Plans. Subject to consummation of the Share Exchange, the Corporation hereby adopts, effective as of the Effective Time, the Bank’s Employee Stock Option Plan and Director Stock Option Plan, as amended (the “Plans”), as its own and agrees that the options of the Corporation into which the Bank’s outstanding Stock Options previously granted pursuant to those Plans are converted pursuant to Paragraph 1.2(g) above shall be treated as stock options granted pursuant to the terms of such Plans.

2.6. Further Action. The Bank and the Corporation each represents and warrants to and covenants with each other such party that it or they will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the Share Exchange at the earliest possible date, and shall cooperate fully with the other such party in delivering all documents or instruments reasonably necessary or useful to any party hereto in carrying out such transactions.

2.7. “Affiliates” of the Bank. The Bank shall, if requested by the Corporation, promptly deliver to the Corporation a list of persons deemed by it and its counsel to be “affiliates” of the Bank as that term is defined in Rule 405 promulgated under the Securities Act of 1933, and, thereafter, the Bank agrees that, if requested by the Corporation, each such affiliate (as well as such additional persons as shall be deemed by the Corporation to be affiliates of the Bank, including certain persons, trusts, estates, corporations, or other entitles related to persons deemed to be affiliates of the Bank) shall execute and deliver to the Corporation a written agreement (an “Affiliates’ Agreement”) in form and content satisfactory to the Corporation relating to restrictions on shares of Corporation Stock to be received by such affiliates pursuant to this Agreement. In such event, certificates for the shares of Corporation Stock issued to affiliates of the Bank shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates’ Agreement) with respect to the restricted nature of such shares.

ARTICLE III. CONDITIONS PRECEDENT TO SHARE EXCHANGE

The obligations of the parties to this Agreement to consummate the Share Exchange shall be conditioned upon the satisfaction of the following conditions precedent on or prior to the Closing Date.

3.1. Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, business, properties, assets, or operation of the Bank or the Corporation, nor shall any event have occurred, which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

3.2. Adverse Proceedings, Injunction, Etc. There shall not be any order, decree, or injunction of any court or agency of competent jurisdiction which enjoins or prohibits consummation of the Share Exchange or any of the parties hereto from consummating such transaction, nor any pending or threatened investigation of such transactions by the United States Department of Justice, or any suit, action, or proceeding instituted by any governmental, administrative, or regulatory agency, pending or threatened before any court or governmental agency, seeking to restrain or prohibit the Bank or the Corporation from carrying out any of the terms or provisions of this Agreement.

3.3. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions. (a) The Share Exchange shall have been approved, to the extent required by law, by all governmental or regulatory agencies or authorities having jurisdiction over such transaction; (b) no governmental or regulatory agency or authority shall have withdrawn its approval of such transaction or imposed any condition on such transaction or conditioned its approval thereof, which condition is reasonably deemed by the Corporation or the Bank to be disadvantageous or burdensome; (c) all required waiting periods required following necessary approvals by governmental or regulatory agencies or authorities for review of such transaction by the United States Department of Justice shall have expired; and (d) all other consents, approvals, and permissions and the satisfaction of all of the requirements prescribed by law necessary to the carrying out of such transaction shall have been procured (including without limitation any required approval of the Commissioner of Banks or the FDIC for the payment of cash to shareholders of the Bank, if any, who perfect dissenters’ rights as provided in Article 13, Chapter 55 of the North Carolina General Statutes).

3.4. Approval by Boards of Directors and Shareholders. The Boards of Directors of the Bank and the Corporation shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of the Bank shall have duly approved, ratified, and confirmed this Agreement to the extent required by and in accordance with this Agreement and North Carolina law.

3.5. Compliance with Agreements. Unless waived by the other parties hereto in accordance with Paragraph 5.1 below, the Bank and the Corporation each shall have performed in all material respects their respective obligations, covenants, and agreements hereunder to be performed before or at Closing. If requested, each of the parties hereto, by and through its respective President or Chief Executive Officer, shall have executed and delivered to the other party a certificate, dated as of the Closing Date, with regard to the foregoing and such other matters as may be reasonably requested.

3.6. Compliance with “Blue Sky” Requirements. The Corporation Stock to be issued upon consummation of the Share Exchange shall have been duly qualified or registered (unless exempt) by the Corporation under applicable state securities laws, all conditions to any exemptions from qualification or registration shall have been satisfied, and any and all required approvals or consents to the issuance of such Corporation Stock shall have been obtained.

3.7. Nasdaq Listing. The Corporation Stock to be issued upon consummation of the Share Exchange shall have been approved for listing on The Nasdaq Capital Market.

3.8. Favorable Federal Tax Aspects of Share Exchange. The parties hereto shall have received favorable assurances which are satisfactory to the Bank and the Corporation, either in the form of a favorable opinion of independent certified public accountants or of legal counsel, to the effect that the Share Exchange will be treated for tax purposes under the Internal Revenue Code of 1986, as amended, as a tax-free reorganization, and that such related matters as are customarily covered by such opinions shall be favorably treated for tax purposes.

3.9. Agreements from Affiliates of the Bank. If requested by the Corporation, it shall have received the written Affiliates’ Agreements in form and content satisfactory to the Corporation signed by all persons who are deemed by the Corporation or its counsel to be “affiliates” of the Bank as provided in Paragraph 2.7 above.

3.10. No Termination or Abandonment. This Agreement shall not have been terminated or abandoned by either party hereto.

3.11 Articles of Share Exchange; Other Actions. Articles of Share Exchange in the form described in Paragraph 1.5 above shall have been duly executed by the Corporation as provided in that Paragraph.

ARTICLE IV. TERMINATION

At any time prior to the Effective Time, and whether before or after approval hereof by the shareholders of the Bank, this Agreement may be terminated by the mutual consent of a majority of the members of each of the Boards of Directors of the Bank and the Corporation; or, otherwise, by the majority vote of the Board of Directors of either the Corporation or the Bank in the event that:

(a) This Agreement and the transactions described herein are not approved, ratified, and affirmed by the shareholders of the Bank in the manner required by law at the meeting of shareholders held for that purpose as herein provided;

(b) The Share Exchange shall not have become effective on or before December 31, 2006, unless such date is extended as evidenced by the written mutual agreement of the parties hereto; or

(c) Such Board of Directors shall determine that consummation of the Share Exchange for any reason is not in the best interests of the Bank or its shareholders.

ARTICLE V. MISCELLANEOUS PROVISIONS

5.1. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same or any other term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

5.2. Amendment. This Agreement may be amended, modified, or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of the Bank, by an agreement in writing approved by a majority of the Boards of Directors of the Corporation and the Bank and executed in the same manner as this Agreement; provided, however, that except as authorized herein, no change in the number of shares of Corporation Stock specified herein into and for which the shares of Bank Stock will be converted and exchanged may be made following shareholder approval except with shareholder approval of that change.

5.3. Further Assurance. The Bank and the Corporation each agrees to furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations, and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

5.4. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

5.5. Entire Agreement. This Agreement contains the entire agreement of the Bank and the Corporation with respect to the transactions contemplated herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to any party hereto or other provisions other than those contained herein.

5.6. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

5.7. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

5.8. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, the Bank and the Corporation each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

BANK OF THE CAROLINAS

ATTEST:	By:	/S/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

/S/ Joy L. Chaffin
Secretary

BANK OF THE CAROLINAS CORPORATION

ATTEST:	By:	/S/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

/S/ Joy L. Chaffin
Secretary

EXHIBIT A

PLAN OF SHARE EXCHANGE

BY AND BETWEEN

BANK OF THE CAROLINAS

AND

BANK OF THE CAROLINAS CORPORATION

1.1 Corporations Participating in Share Exchange. The names of the corporations participating in the share exchange (the “Share Exchange”) contemplated by this Plan of Share Exchange (the “Plan of Share Exchange”) are BANK OF THE CAROLINAS (the “Bank”) and BANK OF THE CAROLINAS CORPORATION (the “Corporation”). The Corporation will be the acquiring corporation in the Share Exchange and will acquire all of the outstanding shares of the Bank pursuant to the terms and conditions of this Plan of Share Exchange.

1.2 Nature and Effect of Share Exchange.

(a) Pursuant to and subject to the provisions of this Plan of Share Exchange, at the “Effective Time” (as defined in Paragraph 1.6 below) each then outstanding share of the Bank’s common stock, five dollars ($5.00) par value per share (“Bank Stock”), will be exchanged for one newly issued share of the Corporation’s common stock, five dollars ($5.00) par value per share (“Corporation Stock”), as more particularly described in Paragraph 1.3 below and with the effect provided for under N.C. Gen. Stat. §§ 55-11-03 and 55-11-06.

(b) The shares of Corporation Stock which are outstanding immediately prior to the Effective Time will not be exchanged or altered in any manner as a result of the Share Exchange, but, at the Effective Time, such outstanding shares shall be repurchased by the Corporation from the holder thereof as described in Paragraph 1.4 below.

(c) Following consummation of the Share Exchange, the Bank shall be and operate as the wholly-owned banking subsidiary of the Corporation and will continue to conduct the business of a North Carolina banking corporation under the name “Bank of the Carolinas” at its main office and then legally established branch offices.

1.3 Conversion and Exchange of Stock.

(a) Conversion of Bank Stock. Except as otherwise provided in this Plan of Share Exchange, at the Effective Time all rights of the Bank’s shareholders with respect to all outstanding shares of Bank Stock shall cease to exist, and, as consideration for and to effectuate the Share Exchange, each such outstanding share, without any action on the part of the Bank, the Corporation, or the holder thereof, shall be converted into and exchanged for one newly issued share of Corporation Stock.

At the Effective Time, and without any action by the Bank or the Corporation, the Bank’s stock transfer books shall be closed and there shall be no further transfers of Bank Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Bank Stock (a “Bank Certificate”) by any holder thereof, and the holders of Bank Certificates shall cease to be, and shall have no further rights as, shareholders of the Bank other than as provided in this Agreement. Following the Effective Time, Bank Certificates shall evidence only the right of the registered holders thereof to receive certificates for the numbers of whole shares of Corporation Stock (“Corporation Certificates”) to which they shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or, in the case of Bank Stock held by shareholders who properly shall have exercised Dissenters’ Rights, cash as provided in Paragraph 1.3(e) below.

(b) Exchange Surrender of Certificates.

(i) Prior to the Effective Time, the Bank and the Corporation shall designate the transfer agent for the Corporation Stock to act as agent for the holders of the Bank Stock in connection with the Share Exchange (the “Exchange Agent”). At the Effective Time, the Corporation shall instruct the Exchange Agent to issue an aggregate number of shares of Corporation Stock equal to the number of shares into which the outstanding shares of Bank Stock shall have been converted and exchanged as provided above, and the Bank shall issue and deliver to the Corporation one certificate representing the aggregate number of shares of Bank Stock as were outstanding immediately prior to the Effective Time and which shall have been converted into and exchanged for shares of Corporation Stock.

(ii) As promptly as practicable after the Effective Time, the Bank and the Corporation shall cause to be mailed to each of the Bank’s record holders, as of the Effective Time, whose shares of Bank Stock were converted into and exchanged for Corporation Stock pursuant to Paragraph 1.3(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Bank Certificate shall pass, only upon proper delivery of the Bank Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Bank and the Corporation may reasonably specify) and instructions for effecting the surrender of Bank Certificates in exchange for Corporation Certificates. Upon surrender of a Bank Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of the Bank Certificate shall receive promptly in exchange therefor a Corporation Certificate evidencing the number of shares of Corporation Stock into which his or her Bank Stock has been converted and exchanged, and the Bank Certificate shall forthwith be canceled.

Subject to subparagraph 1.3(f) below, no certificate for any shares of Corporation Stock shall be delivered to any shareholder of the Bank unless and until the shareholder shall have surrendered to the Exchange Agent the Bank Certificate(s) formerly representing his or her shares of Bank Stock. Further, until such Bank Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Corporation Stock as of any date subsequent to the Effective Time shall be required to be delivered to the holder of such Bank Certificate(s); provided, that, upon surrender of such Bank Certificate(s), the holder hereof shall be entitled to receive the amount of any such dividends or distributions which have accrued but remain unpaid with respect to the shares of Corporation Stock represented by such Bank Certificate(s).

(c) Antidilutive Adjustments. If, prior to the Effective Time, the Bank or the Corporation shall declare any dividend payable in shares of its respective common stock or shall subdivide, split, reclassify or combine the presently outstanding shares of its common stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Corporation Stock into which each share of Bank Stock will be converted and exchanged at the Effective Time.

(d) Treatment of Fractional Shares. In the event that the Share Exchange results in fractional shares of Corporation Stock, no scrip or certificates representing those fractional shares will be issued and no right to vote or to receive any dividend or other distribution shall attach to any fraction of a share. In lieu of issuing fractional shares, the Exchange Agent shall aggregate those fractional shares and sell the resulting aggregate number of whole shares at public auction or by private sale (including a sale to the Corporation itself), or through a dealer or by any other reasonable method, at its election, for the best available price, and remit the net proceeds of such sale(s) to the Bank’s shareholders in accordance with their respective interests therein.

(e) Dissenters. In the event that dissenters’ rights provided for by Article 13 of Chapter 55 of the North Carolina General Statutes shall be applicable to the Share Exchange, then any shareholder of the Bank who perfects such rights shall be entitled to receive payment of the fair value of his or her shares of Bank Stock in the manner and pursuant to the procedures provided therein. Any shares of Corporation Stock authorized to be issued but not exchanged for shares of Bank Stock because of the dissent or objection of a shareholder of the Bank and the receipt by him or her of cash in lieu of shares, may be sold by the Transfer Agent at public auction or by private sale (including a sale to the Corporation), or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by the Corporation.

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(f) Lost Certificates. Shareholders of the Bank whose Bank Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive certificates representing the shares of Corporation Stock to which they are entitled in accordance and upon compliance with conditions imposed by the Bank and the Corporation pursuant to North Carolina law, including the requirement that such shareholders provide an affidavit with respect to the loss, destruction or theft of their Bank Certificates, and an indemnification agreement and surety bond in such sum as the Bank and the Corporation may direct (or other indemnification satisfactory to the Bank and the Corporation) against any claim made against them with respect to shares of Bank Stock represented by the Bank Certificate claimed to have been lost, stolen or destroyed.

(g) Stock Options. At the Effective Time, each then current outstanding option to purchase shares of Bank Stock (“Stock Options”), including without limitation all outstanding Stock Options granted pursuant to the Bank’s Employee Stock Option Plan and Director Stock Option Plan, each as amended, as well as all other outstanding Stock Options assumed by the Bank in connection with its acquisition of BOC Financial Corp, shall be converted, without any action on the part of the Bank, the Corporation, or the holder thereof, into an option purchase the same number of shares of Corporation Stock on the same terms and conditions as then are in effect with respect to those outstanding Stock Options under the written agreements pertaining thereto and the written plans under which such Stock Options were issued.

1.4. Repurchase of Currently Outstanding Corporation Stock. At the Effective Time, the currently outstanding shares of Corporation Stock shall be repurchased by the Corporation from the holder thereof at a price equal to the price originally paid therefor and such shares shall be cancelled.

1.5. Articles, Bylaws, and Management. The Articles of Incorporation and Bylaws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Bank as the wholly-owned subsidiary of the Corporation, and the officers and directors of the Bank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The Articles of Incorporation and Bylaws of the Corporation in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Corporation as the parent company of the Bank, and the officers and directors of the Corporation in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.6. Closing and Effective Time. The consummation and closing of the Share Exchange (the “Closing”) shall take place at the offices of the Bank in Mocksville, North Carolina, or at such other place as the Bank and the Corporation shall designate, on a date mutually agreeable to them (the “Closing Date”) after the expiration of any and all required waiting periods following the effective date of required approvals of the Share Exchange by governmental or regulatory authorities. At the Closing, the Bank and the Corporation shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Share Exchange under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Share Exchange and cause it to become effective. The Share Exchange shall become effective on the date and at the time (the “Effective Time”) so specified in Articles of Share Exchange which shall include the Plan of Share Exchange and which shall be duly executed by the Corporation as the acquiring entity and shall be presented to and filed by the North Carolina Secretary of State in accordance with North Carolina law.

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